EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 33-78140), Registration Statement on Form S-8 (No. 333-46263), Registration Statement on Form S-8 (No. 33-64083) and Registration Statement on Form S-8 (No. 33-37160) of Lund International Holdings, Inc. of our report dated February 14, 1997 relating to the consolidated financial statements of Deflecta-Shield Corporation which appears in the Current Report on Form 8-K/A of Lund International Holdings, Inc. dated March 16, 1998.

PRICE WATERHOUSE LLP

Chicago, Illinois
March 16, 1998